SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 29, 2000


                              BREDA TELEPHONE CORP.
             (Exact name of registrant as specified in its charter)

          Iowa                         0-26525              42-0895882
 (State or other jurisdiction of       (Commission        (I.R.S. Employer
        incorporation)                File Number)       Identification No.)





Highway 217 East, P.O. Box 190, Breda, Iowa                   51436
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (712) 673-2311



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Item 2. Acquisition or Disposition of Assets.

Prairie Telephone Company, Inc. ("Prairie Telephone") is one of Breda Telephone Corp.'s wholly owned subsidiaries. Prairie Telephone is an Iowa corporation. Its primary business is providing telephone services to subscribers in Farragut, Iowa, Pacific Junction, Iowa, Yale, Iowa, and the surrounding rural areas that are within a ten to fifteen mile radius of each of those towns.

Prairie Telephone also has investments in other entities which provide cellular phone services or which invest in other cellular phone or telecommunications ventures.

One of those investments is in the common stock of Central Iowa Cellular, Inc. Central Iowa Cellular, Inc. is an Iowa corporation that was incorporated in December of 1983. Central Iowa Cellular, Inc. was organized by Prairie Telephone and some other Iowa based independent telephone companies. Prairie Telephone owns 3,000 shares of common stock of Central Iowa Cellular, Inc. Those 3,000 shares constitute 20% of the total issued and outstanding shares of stock of Central Iowa Cellular, Inc.

Central Iowa Cellular, Inc. was organized for the purpose of becoming a partner in Des Moines MSA General Partnership. Des Moines MSA General Partnership is an Iowa partnership which provides cellular telephone services to customers within the Des Moines, Iowa metropolitan area. Central Iowa Cellular, Inc. owns 24% of the partnership interests in Des Moines MSA General Partnership. The remaining 76% of the partnership interests in Des Moines MSA General Partnership are owned by AirTouch Iowa, LLC, a Delaware limited liability company.

On March 29, 2000, AirTouch Iowa, LLC, Central Iowa Cellular, Inc., Prairie Telephone, and the other shareholders of Central Iowa Cellular, Inc. entered into a Stock Purchase Agreement whereby AirTouch Iowa, LLC will, subject to the satisfaction of the various conditions set forth in the Stock Purchase Agreement, acquire all of the issued and outstanding shares of stock of Central Iowa Cellular, Inc. from all of its shareholders, including Prairie Telephone. After the closing of the Stock Purchase Agreement, AirTouch Iowa, LLC will own all of the issued and outstanding shares of stock of Central Iowa Cellular, Inc., and will thereby acquire the 24% of the partnership interests of Des Moines MSA General Partnership which are owned by Central Iowa Cellular, Inc.

Under the Stock Purchase Agreement, Prairie Telephone will sell all of its 3,000 shares of common stock in Central Iowa Cellular, Inc. to AirTouch Iowa, LLC for $5,100,000. The purchase price was a negotiated price that Prairie Telephone and Breda Telephone Corp. believe is representative of the fair value of Prairie Telephone's shares of stock in Central Iowa Cellular, Inc., and no formula or other fixed or identifiable principles were utilized in establishing the purchase price. The purchase price will be payable to Prairie Telephone in full at the closing of the Stock Purchase Agreement, by wire transfer of immediately available funds.

The closing is to occur on the later to occur of:

     o five business days after the satisfaction of all conditions set forth in the Stock Purchase Agreement, and


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     o    the  earlier of (i) five  business  days after the date of the Stage I
          Closing,  as that  term  is  defined  in the  U.S.  Wireless  Alliance
          Agreement dated September 21, 1999 by and between Bell Atlantic Corporation and Vodafone AirTouch, Plc, and (ii) April 30, 2000.

The  obligation  of  AirTouch  Iowa,  LLC,  Prairie   Telephone  and  the  other
shareholders of Central Iowa Cellular, Inc. to close the sale of stock contemplated by the Stock Purchase Agreement is subject to various conditions, including satisfaction of all of the filing and other requirements under the Hart- Scott-Rodino Act. The Stock Purchase Agreement is subject to termination if any of those conditions precedent are not satisfied, and there can be no guarantee that all of the conditions precedent will be satisfied. Prairie Telephone currently contemplates, however, that all of the conditions precedent will be satisfied, and that the transactions contemplated by the Stock Purchase Agreement will close within approximately 4 to 6 weeks of the date of the execution of the Stock Purchase Agreement.

The purchase price payable for Prairie Telephone's shares will be reduced in the amount of Prairie Telephone's pro rata portion of the Hart-Scott-Rodino Act filing fees. The Stock Purchase Agreement provides in this regard that AirTouch Iowa, LLC has the right to reduce the total purchase price payable by it for all of the shares of the issued and outstanding stock of Central Iowa Cellular, Inc. in an amount equal to 24% of such filing fees, but not including legal fees. Prairie Telephone will be responsible for 20% of that amount. Prairie Telephone does not contemplate that the amount will be material. Prairie Telephone is also responsible for any transfer taxes or fees as may be due in connection with the sale of its shares of common stock in Central Iowa Cellular, Inc. to AirTouch Iowa, LLC. Prairie Telephone does not contemplate that any of those taxes or fees will be material in amount.

Some of the various representations, warranties and covenants given and made by Central Iowa Cellular, Inc. and the shareholders of Central Iowa Cellular, Inc. in the Stock Purchase Agreement are made jointly and severally, so Prairie Telephone may have liability for a breach of the Stock Purchase Agreement by Central Iowa Cellular, Inc. or any one or more of the other shareholders of Central Iowa Cellular, Inc.

Prairie Telephone also entered into a Des Moines Tower Proceeds Agreement dated as of March 29, 2000, in connection with the Stock Purchase Agreement. The parties to the Des Moines Tower Proceeds Agreement are Prairie Telephone, the other shareholders of Central Iowa Cellular, Inc., and AirTouch Communications, Inc. The Des Moines Tower Proceeds Agreement has two primary purposes.

One is to address the August 6, 1999 sublease agreement that was entered into by Des Moines MSA General Partnership with AirTouch Communications, Inc., American Tower Corporation and American Tower L.P. Under that sublease agreement,
American Tower L.P. is obligated, subject to the satisfaction of certain conditions, to pay Des Moines MSA General Partnership for subleases on certain wireless communication towers. Under the Des Moines Tower Proceeds Agreement,

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AirTouch  Communications,  Inc.  agrees that it will pay to each  shareholder of
Central Iowa Cellular, Inc. its proportionate share of the Tower Net Proceeds received by AirTouch Communications, Inc. from American Tower L.P. under the sublease agreement for the towers listed in the Des Moines Tower Proceeds Agreement. The term "Tower Net Proceeds" is defined to mean 24% of the gross cash proceeds received by AirTouch Communications, Inc. under the sublease agreement, minus 24% of certain fees. Prairie Telephone's proportionate share of the Tower Net Proceeds will be 20% of those proceeds. Prairie Telephone estimates that it will receive approximately $438,857 in Tower Net Proceeds payments.

The second primary purpose of the Des Moines Tower Proceeds Agreement is to address the repurchase of the warrants to purchase stock of American Tower Corporation that are currently held by Des Moines MSA General Partnership. The aggregate purchase price payable for the warrants will be the monetization value multiplied by 343 for each of the towers listed in the Des Moines Tower Proceeds Agreement. The term "monetization value" means the average closing price of American Tower Corporation's stock, as quoted on the principal stock exchange or National Market System upon which such stock is traded, for the five trading days immediately preceding the closing date of the Stock Purchase Agreement, minus $22. Prairie Telephone's proportionate share of these payments will be 20%, which is, again, based upon its 20% ownership of the total issued and outstanding shares of stock of Central Iowa Cellular, Inc. It is difficult to predict the amount of payments that will be received by Prairie Telephone given that the method of determining the monetization value depends upon the average closing price of American Tower Corporation's stock over the five trading days immediately preceding the closing date of the Stock Purchase Agreement, and the closing date may not occur for at least up to four to six weeks from the date of the execution of the Stock Purchase Agreement on March 29, 2000. Prairie Telephone estimates, however, that the aggregate payment to be received by it in this regard may range anywhere from $25,000 to $35,000.

The closing of the Des Moines Tower Proceeds Agreement is also subject to various conditions, and it is likely that the transactions contemplated by the Des Moines Tower Proceeds Agreement will not close unless and until the closing of the transactions contemplated by the Stock Purchase Agreement.

The negotiations for the sale of the issued and outstanding shares of stock in Central Iowa Cellular, Inc. initially began and arose out of the proposed assignment and transfer by AirTouch Iowa, LLC of its interest in Des Moines MSA General Partnership to another entity. Prairie Telephone and the other shareholders of Central Iowa Cellular, Inc. took the position that the proposed assignment granted them a right of first refusal and possibly other rights under their agreement with AirTouch Iowa, LLC. Prairie Telephone and the other shareholders of Central Iowa Cellular, Inc. determined, however, after negotiations, to sell their shares of stock in Central Iowa Cellular, Inc. to AirTouch Iowa, LLC rather than attempting to enforce their rights of first refusal. The primary factor which caused Prairie Telephone to reach this determination was Prairie Telephone's and Breda Telephone Corp.'s determination that the purchase price offered by AirTouch Iowa, LLC was favorable.


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Item 7.           Financial Statements and Exhibits.

Exhibits

The following are the exhibits to this Form 8-K.

Exhibit No.                         Description of Exhibit
-----------                         ----------------------

2.1 Stock Purchase Agreement dated March 29, 2000, by and among AirTouch Iowa, LLC, Central Iowa Cellular, Inc., Prairie Telephone Company, Inc., Panora Telecommunications, Inc., Walnut Creek Communications, Inc., Minburn Telephone Company, and Interstate Enterprises, Ltd. Exhibits A, B and C to the Stock Purchase Agreement are not included with this filing. Exhibit A lists the names, addresses, and number of shares of stock of Central Iowa Cellular, Inc. owned by each of the shareholders of Central Iowa Cellular, Inc., along with the purchase price payable for those shares by AirTouch Iowa, LLC. Exhibit B is the Mutual General Release that was executed by the parties in connection with the Stock Purchase Agreement. Exhibit C is the form of legal opinion required to be given by the counsel for the shareholders of Central Iowa Cellular, Inc.

2.2 Des Moines Tower Proceeds Agreement dated as of March 29, 2000, by and among AirTouch
                                    Communications,         Inc.,         Panora
                                    Telecommunications,   Inc.,   Walnut   Creek
                                    Communications,   Inc.,   Minburn  Telephone
                                    Company,  Interstate  Enterprises,  Ltd. and
                                    Prairie Telephone Company,  Inc., along with
                                    Exhibits A and B thereto.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               BREDA TELEPHONE CORP.



Date:  April 12, 2000                          By: /s/ Dean Schettler
                                                   ------------------
                                                   Dean Schettler, President


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